Exhibit 10.2

SECOND FORWARD PURCHASE AGREEMENT CONFIRMATION AMENDMENT

THIS SECOND FORWARD PURCHASE AGREEMENT CONFIRMATION AMENDMENT, dated as of August 3, 2026 (this “Amendment”), is entered into by and among (i) Meteora Capital Partners, LP (“MCP”) (ii) Meteora Select Trading Opportunities Master, LP (“MSTO”) and (iii) Meteora Strategic Capital, LLC (“MSC”) (with MCP, MSTO and MSC collectively as “Seller”) and (iv) Fusemachines Inc., a Delaware corporation (“FUSE” and formerly known as CSLM Acquisition Corp., a Cayman Islands exempted company, “CSLM”).

Reference is hereby made to the OTC Equity Prepaid Forward Transaction, dated as of July 31, 2025 (as amended on February 3, 2026, and as may be further amended from time to time, the “Confirmation”), by and among Seller, CSLM Holdings, Inc., a Delaware corporation (“CSLM HoldCo”), and FUSE. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Confirmation.

On October 22, 2025, FUSE, CSLM and CSLM HoldCo completed the Business Combination, and accordingly, the Seller delivered a Pricing Date Notice to commence the Transaction.

1. Amendment: The parties hereto agree to amend the Confirmation as follows:

a. The Section titled “Termination Price” shall be deleted in its entirety and replaced with the following:

Termination Price:	The Termination Price shall be adjusted on the first scheduled trading day of each calendar week to an amount equal to the lower of (i) $12.00 and (ii) the volume-weighted average price of the Shares for the immediately preceding week, as reported by Bloomberg L.P.

2. Non-Reliance. Seller acknowledges and agrees that FUSE is in possession of non-public information about FUSE and its securities that has not been provided to Seller and that may or may not be material or superior to information available to Seller, and that Seller, in entering into this Amendment, has not relied and is not relying on any representations, warranties or other statements whatsoever, whether written or oral (from or by FUSE or any Person acting on their behalf) other than those expressly set out in this Amendment (or other related documents referred to herein) and that it will not have any right or remedy rising out of any representation, warranty or other statement not expressly set out in this Amendment or the Confirmation. Seller hereby waives any claim, or potential claim, it has or may have against FUSE and its officers and directors relating to FUSE’s possession of material non-public information.

3. No Other Amendments. All other terms and conditions of the Confirmation and prior amendments (if any) shall remain in full force and effect and the Confirmation shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

4. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

5. Ratification. The terms and provisions set forth in this Amendment modify and supersede all inconsistent terms and provisions set forth in the Confirmation and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Confirmation are ratified and confirmed and continue in full force and effect. All parties hereby agree that the Confirmation and prior amendments (if any), as amended by this Amendment, shall continue to be legal, valid, binding and enforceable in accordance with their terms.

6. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF).

[signatures page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

METEORA STRATEGIC CAPITAL, LLC
METEORA SELECT TRADING OPPORTUNITIES MASTER, LP; AND
METEORA CAPITAL PARTNERS, LP

By:	/s/ Vikas Mittal
Name:	Vikas Mittal
Title:	Managing Member

FUSEMACHINES INC.

By:	/s/ Sameer Maskey
Name:	Sameer Maskey
Title:	Chief Executive Officer